Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Advanced Energy Industries, Inc.	United States
Advanced Energy Industries (Shenzhen) Co., Ltd.	China
Advanced Energy Industries AE - Israel Ltd.	Israel
Advanced Energy Industries, GmbH	Germany
Advanced Energy Industries Limited	Hong Kong
Advanced Energy Industries U.K., Ltd.	United Kingdom
Advanced Energy Industries, Inc. Shanghai	China
Advanced Energy Japan K.K.	Japan
Advanced Energy Services PTE. Ltd.	Singapore
Advanced Energy Singapore PTE. Ltd.	Singapore
Advanced Energy Taiwan, Ltd.	Taiwan
Advanced Energy Xi'an Co., Ltd.	China
Advanced Energy Industries (Malaysia) SDN. BHD.	Malaysia
AE Korea, Ltd.	South Korea
AE Power Singapore Pte Ltd.	Singapore
AEI Canada, Inc.	Canada
AEI Finance GmbH & Co., KG	Germany
AEI Finance Limited	Hong Kong
AEI Finance Verwaltungs GmbH	Germany
AEI Holdings GmbH	Germany
AEI Irish Holdings Ltd.	Ireland
AEI Korea Services, Ltd.	South Korea
AEI Power GmbH	Germany
AEI Power India PVT. Ltd.	India
AEI US Subsidiary, LLC	United States
AES Global Holding PTE Ltd.	Singapore
Artesyn Embedded Technologies (Hong Kong) Limited	Hong Kong
Artesyn Embedded Technologies GmbH	Germany
Artesyn Embedded Technologies Philippines Inc.	Philippines
Artesyn Embedded Technologies, Inc.	United States
Artesyn Technologies Asia-Pacific Ltd.	Hong Kong
Astec Agencies Limited	Hong Kong
Astec Agencies Limited [Philippines ROHQ]	Philippines
Astec Agencies Limited [Taiwan Branch]	Taiwan
Astec America, LLC	United States
Astec Custom Power (Singapore) Pte. Ltd.	Singapore
Astec Electronics Company Limited	China
Astec Electronics Company Limited [Beijing Branch]	China
Astec Electronics Company Limited [Xi'an Branch]	China
Astec Europe Limited	United Kingdom
Astec Europe Limited [Austria Branch]	Austria
Astec Europe Limited [Italy Branch]	Italy
Astec Europe Limited [Ireland Branch]	Ireland
Astec International Limited	Hong Kong
Astec Power Philippines, Inc.	Philippines
Astec Power Supply (Shenzhen) Company Limited	China
Embedded Computing & Power (India) Private Limited	India
Excelsys Group Ltd.	Ireland
Excelsys Holdings Ltd.	Ireland
Excelsys Technologies Ltd.	Ireland
HiTek DB Pension Scheme Trustees Ltd	England
HiTek Power GmbH	Germany

Name	Jurisdiction of Incorporation or Organization
HiTek Power Ltd.	United Kingdom
Industrias SL S.A. de C.V.	Mexico
LumaSense Equipments India Pvt. Ltd.	India
LumaSense Europe GmbH	Germany
LumaSense Sensor GmbH	Germany
LumaSense Technologies A/S	Denmark
LumaSense Technologies B.V.	Netherlands
LumaSense Technologies GmbH	Germany
LumaSenseTechnologies Holdings, Inc.	United States
LumaSense Technologies SARL	France
LumaSenseTechnologies, Inc.	United States
Microware Manufacturing Limited	United Kingdom
Sekidenko, Inc.	United States
Siren Acquisition Sub, Inc.	United States
SL Power Electronics Corporation	United States
SL Power Electronics Limited	United Kingdom
SL Xianghe Power Electronics Corporation	China
SL Shanghai Power Electronics Corporation	China
Solvix GmbH	Switzerland
Solvix LLC	United States
Stourbridge Holdings (UK) Limited	United Kingdom
String Inverter Repair Services LLC	United States
TJ Acquisition Subsidiary, Inc.	United States
Tegam, Inc.	United States
Trek Holdings Co., Ltd.	Japan
Trek Japan K.K.	Japan
Trek, Inc.	United States
UltraVolt Group Inc.	United States
UltraVolt, Inc.	United States
Versatile Power, Inc.	United States
Zhongshan Artesyn Technologies Co., Ltd.	China